ACCOUNTING AND PRICING SERVICES AGREEMENT


     THIS AGREEMENT effective as of May 23, 1988 (except as to the Short Term Government Fund and Intermediate Term Government Fund series of shares, for which the effective date shall be July 1, 1988) by and between MIDWEST INCOME TRUST, a Massachusetts business trust (the "Trust") and MGF SERVICE CORP., an Ohio corporation ("MGF").


                             WITNESSETH THAT:

     WHEREAS, the Trust desires to hire MGF to provide the Trust with certain accounting and pricing services, and MGF is willing to provide such services upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   APPOINTMENT.

          MGF is hereby appointed to provide the Trust with certain accounting and pricing services, and MGF accepts such appointment and agrees to provide such services under the terms and conditions set forth herein.

     2.   CALCULATION OF NET ASSET VALUE.

          MGF will calculate the net asset value of each series of the Trust and the per share net asset value of each series of the Trust, in accordance with the Trust's effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including its current prospectus and statement of additional information (the "Registration Statement"), once daily as of the time selected by the Trust's Board of Trustees. MGF will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust or its investment adviser and in the manner set forth in the Registration Statement. In valuing securities of the Trust, MGF may contract with, and rely upon market quotations provided by, outside services.






accprice.agr

     3.   BOOKS AND RECORDS.

          MGF will maintain such books and records as are necessary to enable it to perform its duties under this Agreement, and, in addition, will prepare and maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code, as amended (the "Code") and under the general rules and regulations of the Investment Company Act of 1940, as amended (the "Act"), and will preserve said records in the manner and for the periods prescribed in the Code and such rules and regulations. The retention of such records shall be at the expense of the Trust.

          All of the records prepared and maintained by MGF pursuant to this Paragraph 3 which are required to be maintained by the Trust under the Code and the Act ("Required Records") will be the property of the Trust. In the event this Agreement is terminated, all Required Records shall be delivered to the Trust or to any person designated by the Trust at the Trust's expense, and MGF shall be relieved of responsibility for the preparation and maintenance of any Required Records delivered to the Trust or any such person.

     4.   COOPERATION WITH ACCOUNTANTS.

          MGF shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

     5.   FEES AND CHARGES.

          For performing its services under this Agreement, the Trust shall pay MGF a fee in accordance with the schedule attached hereto as Schedule A.

     6.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

          Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by MGF, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus and statement of additional information of the Trust, for complying with all applicable requirements of the Act, the Securities Act of 1933, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction.

     7.   CONFIDENTIALITY.

          MGF agrees to treat all records and other information relative to the Trust and its prior, present or potential shareholders confidentially and MGF on behalf of itself and its employees agrees to keep confidential all such information, except (after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where MGF may be exposed to civil or criminal contempt proceedings for failure to comply) when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

     8.   REFERENCES TO MGF.

          The Trust shall not circulate any printed matter which contains any reference to MGF without the prior written approval of MGF, excepting solely such printed matter as merely identifies MGF as Transfer Agent, Plan Agent, Dividend Disbursing Agent, Shareholder Service Agent and Accounting and Pricing Services Agent. The Trust will submit printed matter requiring approval to MGF in draft form, allowing sufficient time for review by MGF and its counsel prior to any deadline for printing.

     9.   EQUIPMENT FAILURES.

          In the event of equipment failures beyond MGF's control, MGF shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. MGF shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     10.  INDEMNIFICATION OF MGF.

          (a) MGF may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the Investment Company Act of 1940 or the rules thereunder, neither MGF nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of MGF under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of MGF under this Agreement.

          (b) Any person, even though also a director, officer, employee, shareholder or agent of MGF, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with MGF's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of MGF, even though paid by it.

          (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless MGF, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which MGF may sustain or incur or which may be asserted against MGF by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by MGF in good faith in reliance upon any certificate, instrument, order or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by MGF in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnifications under this subparagraph shall not apply to actions or omissions of MGF or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith or reckless disregard of its or their own duties hereunder.

     11.  MAINTENANCE OF INSURANCE COVERAGE.

          At all times during the term of this Agreement, MGF shall be a named insured party on the Trust's Errors & Omissions policy and the Trust's Fidelity Bond, both of which shall include coverage of MGF's officers and employees. MGF shall pay its allocable share of the cost of such policies in accordance with the provisions of the Act. The scope of coverage and amount of insurance limits applicable to the Trust on such policies shall also be made applicable to MGF.

     12.  FURTHER ACTIONS.

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     13.  TERMINATION.

          (a) The provisions of this Agreement shall be effective on May 23, 1988, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by MGF, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Agreement or interested persons (as defined in the Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

          (b) Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed thereof.

          (c) This Agreement shall automatically terminate in the event of its assignment.

          (d) In the event that in connection with termination of this Agreement a successor to any of MGF's duties or responsibilities under this Agreement is designated by the Trust by written notice to MGF, MGF shall, promptly upon such termination and at the expense of the Trust, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from MGF's cognizant personnel in the establishment of books, records and other data by such successor.

     14.  SERVICES FOR OTHERS.

          Nothing in this Agreement shall prevent MGF or any affiliated person (as defined in the Act) of MGF from providing services for any other person, firm or corporation (including other investment companies); provided, however, that MGF expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     15.  MISCELLANEOUS.

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.



     16.  LIMITATION ON LIABILITY.

          The term "Midwest Income Trust" means and refers to the trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. This Agreement has been authorized by the trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     17.  SEVERABILITY.

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     18.  QUESTIONS OF INTERPRETATION.

          (a) This Agreement shall be governed by the laws of the State of Ohio.

          (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     19.  NOTICES.

          Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and of MGF for this purpose shall be 700 Dixie Terminal Building, Cincinnati, Ohio 45202.

     20.  BINDING EFFECT.

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     21.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.  FORCE MAJEURE.

          If MGF shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   MIDWEST INCOME TRUST

                                   /s/ Robert H. Leshner

                                   By


                                   MGF SERVICE CORP.

                                   /s/ Robert H. Leshner

                                   By




Schedule A

Effective July 1, 1995


                               COMPENSATION


                FOR FUND ACCOUNTING AND PORTFOLIO PRICING:

Short Term Government Income Fund
Institutional Government Income Fund

         Asset Size                     Monthly Fee
$          0 - $100,000,000             $3,000
$100,000,000 - $250,000,000             $3,500
$250,000,000 - $400,000,000             $4,000
Over $400,000,000                       $4,500

Adjustable Rate U.S. Government Securities Fund

$          0 - $ 50,000,000             $4,250
$ 50,000,000 - $100,000,000             $4,750
$100,000,000 - $250,000,000             $5,250
Over $250,000,000                       $5,750

Intermediate Term Government Income Fund
$          0 - $ 50,000,000             $3,750
$ 50,000,000 - $100,000,000             $4,250
$100,000,000 - $250,000,000             $4,750
Over $250,000,000                       $5,250

Global Bond Fund
$          0 - $ 50,000,000             $4,750
$ 50,000,000 - $100,000,000             $5,250
$100,000,000 - $250,000,000             $5,750
Over $250,000,000                       $6,750

Each Fund shall pay as an out-of-pocket expense all costs of external pricing services.